UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 11, 2022 (July 5, 2022)

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On July 5, 2022, Domtar Corporation, a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Resolute Forest Products Inc., a Delaware corporation (the “Company”), Terra Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Terra 1”), and Paper Excellence B.V., a private limited company organized under the laws of the Netherlands (together with Parent and Terra 1, the “Parent Parties”). The Parent Parties, Merger Sub and the Company are referred to individually as a “Party” and collectively as “Parties”.

Transaction Structure

The Merger Agreement provides that, among other things, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity in such merger (the “Surviving Corporation”). At the time the Merger becomes effective (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), will be converted into the right to receive (i) $20.50 in cash, without interest (the “Upfront Per Share Merger Consideration”) and (ii) one contractual contingent value right (each a “Contingent Value Right”, together with the Upfront Per Share Merger Consideration, the “Merger Consideration”).

Effective as of immediately prior to the Effective Time, all then-outstanding and unexercised options to purchase shares of Company Common Stock (“Company Stock Options”) (whether vested or unvested) will automatically be canceled and each such Company Stock Option will be converted into the right to receive from the Surviving Corporation (i) an amount of cash, without interest and subject to any applicable tax withholding (including, for the avoidance of doubt, any withholding tax that may be required in respect of any Contingent Value Right issued with respect to such Company Stock Option) in accordance with the terms of the Merger Agreement, equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company Stock Option multiplied by (B) the excess, if any, of the Upfront Per Share Merger Consideration over the exercise price per share of such Company Stock Option and (ii) one Contingent Value Right for each share of Company Common Stock subject to such Company Stock Options. In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option will be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

Effective as of immediately prior to the Effective Time, all then-outstanding awards of restricted stock units of the Company (“Company RSUs”), other than any restricted stock units of the Company granted in or after November 2022 in accordance with the Merger Agreement to the extent Closing has not yet occurred by such time (the “2022 RSUs”) (whether vested or unvested and including any corresponding dividend equivalents), will automatically be canceled and each such Company RSU will be converted into the right to receive from the Surviving Corporation (i) an amount of cash, without interest and subject to any applicable withholding tax, (including, for the avoidance of doubt, any withholding tax that may be required in respect of any Contingent Value Right issued with respect to such Company RSU) in accordance with the terms of the Merger Agreement, equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Upfront Per Share Merger Consideration and (ii) one Contingent Value Right for each share of Company Common Stock subject to such Company RSU.

Effective as of immediately prior to the Effective Time, all then-outstanding awards of performance stock units of the Company (“Company PSUs”), other than any performance stock units of the Company granted in or after November 2022 in accordance with the Merger Agreement to the extent Closing has not yet occurred by such time (the “2022 PSUs”) (whether vested or unvested and including any corresponding dividend equivalents), will become fully vested and each such Company PSU will be canceled and converted into the right to receive from the Surviving Corporation (i) an amount of cash, without interest and subject to any applicable withholding tax (including, for the avoidance of doubt, any withholding tax that may be required in respect of any Contingent Value Right issued with respect to such Company PSU) in accordance with the terms of the Merger Agreement, equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company PSU multiplied by (B) the Upfront Per Share Merger Consideration and (ii) one Contingent Value Right for each share of Company Common Stock subject to such Company PSU; provided, that, for purposes of determining the number of shares of Company Common Stock underlying each Company PSU outstanding immediately prior to the Effective Time: (1) for any portion of any Company PSU with respect to which the performance period has been completed as of the closing of the Merger, the number of shares of Company Common Stock underlying such portion will be determined based on the actual level of performance achieved for the applicable performance period as determined by the Company board of directors (the “Company Board”) prior to such closing; and (2) for any portion of any Company PSU with respect to which the performance period has not yet commenced as of the closing date of the Merger, the number of shares of Company Common Stock underlying such portion will be determined assuming achievement of the target level of performance. For purposes of determining the number of shares of Company Common Stock underlying each Company PSU outstanding immediately prior to the Effective Time with respect to any portion of any Company PSU for which the performance period has commenced but is not completed as of the closing of the Merger, the number of shares of Company Common Stock underlying such portion will be determined based on the following: (1) with respect to the portion of Company PSUs that vest pursuant to either the total shareholder return metric or the return on capital metric, the greater of the target level of performance and actual level of performance achieved as of the closing date of the Merger (taking into account the Merger Consideration) as determined by the Company Board, and (2) with respect to the portion of Company PSUs that vest pursuant to any other metric, the target level of performance.

Effective as of immediately prior to the Effective Time, all awards of deferred stock units of the Company (“Company DSUs”) (whether vested or unvested and including any corresponding dividend equivalents) outstanding immediately prior to the Effective Time will automatically be canceled and each such Company DSU will be converted into the right to receive from the Surviving Corporation (i) an amount of cash, without interest and subject to any applicable withholding tax (including, for the avoidance of doubt, any withholding tax that may be required in respect of any Contingent Value Right issued with respect to such Company DSU) in accordance with the terms of the Merger Agreement, equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company DSU multiplied by (B) the Upfront Per Share Merger Consideration and (ii) one Contingent Value Right for each share of Company Common Stock subject to such Company DSU.

Each 2022 RSU and 2022 PSU (if any) (collectively, the “2022 Awards”) outstanding immediately prior to the Effective Time will automatically be canceled and each 2022 Award will be converted into the right to receive from the Surviving Corporation (i) an amount of cash, without interest and subject to any applicable withholding tax (including, for the avoidance of doubt, any withholding tax that may be required in respect of any Contingent Value Right issued with respect to such 2022 Award) equal to the product of (x) the total number of shares of Company Common Stock then underlying such 2022 Award multiplied by (y) the Upfront Per Share Merger Consideration and (ii) one Contingent Value Right for each share of Company Common Stock subject to such 2022 Award; provided, that the amounts payable in respect of the 2022 Awards shall not accelerate and shall remain subject to the original vesting provided for in the award agreement governing the 2022 Award, subject to accelerated vesting upon certain qualifying terminations as further provided in the applicable award agreement.

Contingent Value Rights

Each Contingent Value Right is a direct obligation of Parent and entitles the holder thereof to receive its pro rata portion of all amounts received by the Company or any of its subsidiaries (or, after the Effective Time, Parent or any of its subsidiaries) or by any permitted assignee of the right to receive such amounts (each an “Applicable Recipient”) at any time after the date of the Merger Agreement, in respect of cash deposits made by the Company or its subsidiaries with the U.S. Treasury in respect of estimated countervailing and antidumping duties on entries of Canadian-origin softwood lumber products exported to the United States (the “Deposits on Estimated Duties”) made by the Company or any of its subsidiaries on or prior to June 30, 2022, including interest paid by an applicable governmental authority in respect thereof (the “Applicable Refund Payments”), as reduced (without duplication) by (i) the amount of reasonable and documented, out-of-pocket expenses (including the fees and disbursements of the CVR Agent (as defined below) and the CVR Representative (as defined below), but excluding, for the avoidance of doubt, taxes) incurred after the Effective Time and as of the time of any applicable distribution of Net Applicable Refund Payments, by Parent or its subsidiaries in the administration of the Contingent Value Rights and not previously applied to reduce Net Applicable Refund Payments and (ii) certain incremental cash taxes arising from the receipt of such Applicable Refund Payments (the “Net Applicable Refund Payments”).

The Contingent Value Rights will not represent any equity or ownership interest in the Surviving Corporation, Parent or any affiliate thereof (or any other person) and will not be represented by any certificates or other instruments. The Contingent Value Rights will not have any voting or dividend rights, and no interest will accrue on any amounts payable on the Contingent Value Rights to any holder thereof.

The Contingent Value Rights may not be sold, assigned, transferred, pledged or encumbered in any manner, other than transfers by will or intestacy, by inter vivos or testamentary trust where the Contingent Value Right is to be passed to the beneficiaries upon the death of the trustee, pursuant to a court order, by operation of law, or in connection with the dissolution, liquidation or termination of a corporation or other entity which is the holder thereof.

Prior to the closing of the Merger, the Company will select a CVR representative (which shall be reasonably acceptable to Parent) (which representative may be an individual, a committee of individuals or a legal entity) (the “CVR Representative”) with authority to monitor compliance with, and enforce, on behalf of the holders of Contingent Value Rights, the obligations of Parent, its subsidiaries and any Applicable Recipient in respect of Applicable Refund Payments and the Contingent Value Rights.

Prior to the Effective Time, Parent will designate a nationally recognized bank or trust company (the “CVR Agent”) that is reasonably acceptable to the Company, to act as contingent value rights agent for the holders of Contingent Value Rights in connection with the Merger and to hold the Applicable Refund Payments in accordance with the Merger Agreement.

To the extent any Applicable Refund Payments are received by an Applicable Recipient prior to the Effective Time, the Upfront Per Share Merger Consideration will be increased as described in the Merger Agreement. If there is an increase in the Upfront Per Share Merger Consideration at or immediately prior to the Effective Time on the date of the closing of the Merger, the Company will deposit, or cause to be deposited, with the applicable paying or payroll agent, as the case may be, cash in an aggregate amount equal to the aggregate Net Applicable Refund Payments applied to increase the Upfront Per Share Merger Consideration, and such amounts shall be distributed as part of the Upfront Per Share Merger Consideration in accordance with the provisions of the Merger Agreement.

Conditions to the Merger

The Company Board has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated thereby. The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the approval of the Merger by the stockholders of the Company, (ii) the waiting period expiration, clearance, approval or consent, as applicable, required under the competition laws of the United States, Canada and certain other jurisdictions, and (iii) the absence of certain legal impediments to the consummation of the Merger.

Company’s and Parent’s respective obligations to consummate the Merger are also subject to certain additional customary conditions, including (i) material accuracy of representations and warranties of the other party, (ii) performance by the other party of its covenants in all material respects and (iii) with respect to Parent’s obligation to consummate the Merger, (A) since the date of the Merger Agreement, no material adverse effect with respect to Company having occurred and (B) no failure to obtain any of the certain listed consents, the imposition of conditions or requirements of concessions on any such consent or termination by the applicable authorities of certain rights of the Company and its subsidiaries, in each case that would be material and adverse to the value of the Company.

The Merger does not require approval of the Parent stockholders and is not subject to any financing contingency.

Non-Solicit

Company has agreed, among other things, (i) not to solicit, initiate, knowingly facilitate or encourage alternative acquisition proposals from third parties and (ii) subject to certain exceptions, not to (x) engage in any discussions or negotiations with any third parties, furnish any nonpublic information, regarding alternative acquisition proposals, provide access to its properties, books and records or furnish any nonpublic information relating to the Company or any of its Subsidiaries (other than engaging in discussions with parties who have made an alternative acquisition proposal and their representatives solely for certain clarification purposes), (y) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, alternative acquisition proposals or submit any such proposals to a vote of the Company stockholders or (z) take any action to exempt any third party or transaction from anti-takeover restrictions contained in applicable statutes or Company’s governing documents. The Company shall be permitted to grant waivers of, and not enforce any standstill provision or similar provision to the extent such provision has the effect of prohibiting the counterparty from making an unsolicited alternative acquisition proposal in accordance with the Merger Agreement.

Before the Company stockholders approve the Merger: (i) if the Company receives a bona fide alternative acquisition proposal that did not result from a breach of the non-solicit and the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, such proposal is or could reasonably be expected to lead to a superior proposal, and the board determines that the failure to take the following actions would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable law, then the Company may furnish nonpublic information with respect to the Company and its subsidiaries to the person making such alternative acquisition proposal and engage in discussions or negotiations with such person regarding such alternative acquisition proposal; (ii) the Company may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee to Parent and customary notice and matching rights in favor of Parent, terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal in accordance with the Merger Agreement; and (iii) the Company Board may change its recommendation to the Company stockholders regarding adopting the Merger Agreement (x) in response to an intervening event if the Company Board determines in good faith, after consultation with the Company’ outside legal counsel, that failure to take action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law or (y) in response to a bona fide alternative acquisition proposal if the Company Board shall have concluded in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes a superior proposal and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, in each case subject to customary notice and matching rights.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct its business in all material respects in the ordinary course consistent with past practices and to refrain from taking certain specified actions without the consent of Parent.

The Merger Agreement contains certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under specific circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated in connection with the Company entering into a definitive agreement with respect to a superior proposal before the Company stockholders approve the Merger, as well as under certain other circumstances, the termination fee payable by the Company to Parent will be $40 million (the “Company Termination Fee”). If the Merger Agreement is terminated by the Company or Parent because the required Company stockholder vote is not obtained at a stockholder meeting duly held for such purpose, the Company will be required to reimburse Parent and Merger Sub for their out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement in an amount not to exceed $10 million (“Expenses”). If the Merger Agreement is terminated by either the Company or Parent because the Merger has not occurred by the end date described below or because the Company stockholder approval is not obtained at a stockholder meeting duly held for such purpose, and an alternative acquisition proposal has been made to the Company and publicly announced and not withdrawn, and within twelve months after termination of the Merger Agreement, the Company enters into a definitive agreement with respect to an alternative acquisition proposal or consummates a transaction with respect to an alternative acquisition proposal, the Company will pay Parent an amount equal to the Company Termination Fee less the Expenses previously paid.

A Parent termination fee of $80 million (“Parent Termination Fee”) is payable to the Company (i) if the Merger Agreement is terminated by the Company or Parent because the Merger is not consummated on or before the end date described below and at such time, (A) the only closing conditions that have not been satisfied or waived (other than those that by their terms are to be satisfied at the closing and are capable of being satisfied) are those relating to (x) regulatory approval or (y) a legal impediment relating to competition law or (B) the Company could have terminated the Merger Agreement due to (x) the failure of Parent to consummate the merger following satisfaction of the closing conditions or (y) a legal impediment making the Merger illegal or imposing a burdensome condition, in each case relating to competition law or (ii) the Merger Agreement is terminated by the Company due to (A) Parent’s uncured breach of a representation or a covenant or (B) failure of Parent to consummate the Merger following satisfaction of the closing conditions.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if (i) the Merger is not consummated on or before an end date of April 5, 2023, with (A) an automatic extension to July 5, 2023, if necessary to obtain regulatory approval under circumstances specified in the Merger Agreement, and (B) if the marketing period has commenced but not ended, an automatic extension to the date that is 15 business days following the then-scheduled end date of the marketing period, (ii) there is a legal bar to the transaction, or (iii) the other party breaches the Merger Agreement such that the closing conditions relating to the breaching party’s representations, warranties and covenants could not be satisfied (provided that the terminating party is not then in breach such that the closing conditions relating to the terminating party’s representations, warranties and covenants could not be satisfied).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential disclosure letters (the “Disclosure Letters”) provided by each of the Company and Parent to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts, and may be subject to standards of materiality applicable to the Company and Parent that differ from those applicable to investors. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Debt and Equity Commitments

Parent has secured committed financing consisting of a combination of (i) up to $500 million in equity, expected to be provided by an affiliate of the Parent Parties, who has agreed to capitalize Parent, subject to the terms and conditions set forth in such equity commitment letter, and (ii) debt financing consisting of (A) a $400 million senior secured bridge loan (the “Senior Secured Bridge”) and (B) a $500 million farm credit system term loan (the “Term Loan”). Additionally, Parent may fund the Merger with available liquidity from Parent and the Company, which may include drawings under an upsized $1 billion ABL revolving credit facility (the “ABL Facility” and together with the Term Loan and Senior Secured Bridge, the “Debt Financing”). The Debt Financing is to be provided by (A) Barclays Bank PLC and Bank of Montreal and (B) CoBank, ACB, and is subject to the terms and conditions set forth in the applicable debt commitment letters. The Term Loan and Senior Secured Bridge are expected to be pari passu with Parent’s existing term loan and secured notes and the financing is expected to refinance all of the Company’s existing debt in conjunction with the Merger. The final structure and terms of the Debt Financing are subject to change depending on market and other conditions.

Voting and Support Agreement

Contemporaneously with the execution of the Merger Agreement, Parent and Hamblin Watsa Investment Counsel Ltd., a Canadian corporation (“Fairfax”), in its capacity as investment manager and/or authorized power of attorney in respect of the Company Common Stock owned by certain stockholders (the “Stockholders”), entered into a voting and support agreement (the “Voting and Support Agreement”). Pursuant to the Voting and Support Agreement, Fairfax agrees to, among other things, vote all of the shares in the Company that are beneficially owned by Fairfax, the Stockholders and their controlled affiliates as of the record date for the Company stockholder meeting (i) in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (ii) in favor of any adjournment or postponement recommended by the Company with respect to the Company stockholder meeting to the extent permitted or required by the Merger Agreement, (iii) against any alternative acquisition proposal, (iv) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company and (v) against any proposal, action or agreement that is intended to materially impede, frustrate, interfere with, delay, postpone, prevent or otherwise impair the Merger or the other transactions contemplated by the Merger Agreement or result in any closing conditions in the Merger Agreement not being fulfilled.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release, the information incorporated herein by reference, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between the Company and Parent. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of July 5, 2022, by and among Resolute Forest Products Inc., Domtar Corporation, Terra Acquisition Sub Inc., Karta Halten B.V. and Paper Excellence B.V.*

10.1	Voting and Support Agreement, dated as of July 5, 2022, by and between Domtar Corporation and Hamblin Watsa Investment Counsel Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Parent will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 11, 2022